Exhibit 10.1

Grant ID XXXXX

ENTEROMEDICS INC.

TANDEM STOCK PURCHASE RIGHT AND BONUS SHARE AGREEMENT

THIS AGREEMENT, made as of this     day of             ,         , by and between EnteroMedics Inc., a Delaware corporation (the “Company”), and                                          (“Recipient”).

WHEREAS, Recipient is eligible to receive a cash performance award (the “Bonus”) under the Company’s 2015 Management Incentive Plan (the “MIP”);

WHEREAS, in tandem with the grant of the Bonus, the Company, pursuant to the EnteroMedics Inc. Amended and Restated 2003 Stock Incentive Plan (the “Plan”), wishes to grant this stock purchase right and bonus share award to Recipient pursuant to its authority under Section 6(g) of the Plan (the “Tandem Stock Award”);

WHEREAS, this Tandem Stock Award provides Recipient the opportunity to (i) use a specified portion of the cash proceeds payable under the Bonus to purchase shares (the “Shares”) of the common stock, par value $0.01 per share (the “Common Stock”) of the Company, and (ii) receive an additional bonus Share for every two Shares purchased under this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Grant of Stock Purchase Right and Bonus Shares. The Company hereby grants to Recipient the right to use up to one hundred percent of the Bonus (calculated prior to any reduction for applicable federal or state payroll, withholding, income or other taxes) to purchase whole Shares at the price of $0.30 per Share. For every two Shares that Recipient purchases pursuant to this right, the Company will issue one additional bonus Share.

2. Duration and Exercisability. The purchase right is personal to Recipient and may not be exercised by any other person. The purchase right shall not be assignable or transferable by Recipient (not even by will or the laws of descent and distribution). The purchase right may only be exercised by Recipient on the exercise date specified in the Bonus Certificate (the “Exercise Date”) and shall expire at midnight on the Exercise Date (if not terminated earlier as provided below).

3. Effect of Termination of Relationship with the Company. Except as otherwise provided in paragraph 3(b) below, Recipient must remain continuously employed by the Company or its subsidiaries as required by the MIP (the “Bonus Period”). If Recipient remains continuously employed through the Bonus Period and exercises its right to purchase Shares pursuant to Section 1 above, and provided that all conditions required under this Agreement are satisfied, the Shares will be issued to Recipient no later on March 1, 2016 (the “Payment Date”).

(b) Should Recipient die or be dismissed by the Company during the Bonus Period for any reason other than Recipient’s gross and willful misconduct, Recipient may exercise its right to purchase Shares pursuant to Section 1 above no later than the time set forth in Section 3(a) above.

(c) Should Recipient resign from employment for any reason or be dismissed by the Company for gross and willful misconduct prior to completion of the Bonus Period, the Bonus will not be paid and consequently Recipient shall not have any right to purchase Shares pursuant to Section 1.

4. Manner of Exercise.

(a) The purchase right may only be exercised by Recipient by delivering written notice of exercise to the Company at its principal executive office prior to the Exercise Date, using forms and procedures established by the Committee.

(a) The exercise price shall be satisfied using cash proceeds from the Bonus in accordance with procedures established by the Committee.

(b) The exercise of the purchase right is contingent upon receipt from Recipient of a representation that, at the time of such exercise, it is Recipient’s intention to acquire the Shares being purchased and granted for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the receipt of such representation shall not be required upon exercise of the purchase right if, at the time of such exercise, the issuance of the Shares shall have been properly registered under the Securities Act and all applicable state securities laws. Such representation shall be in writing and in such form as the Company may reasonably request. The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

5. Right of First Refusal.

(a) Right of First Refusal. In the event that the Recipient proposes to sell, pledge or otherwise transfer to a third party any Shares acquired under this Agreement, or any interest in such Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Shares. If the Recipient desires to transfer Shares acquired under this Agreement, the Recipient shall give a written transfer notice (a “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee (the “Transferee”) and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by the Recipient and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b) Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after the date it received the Transfer Notice, the Recipient may, not later than 90 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which the Recipient is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Recipient, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Shares subject to this Section 5 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Shares subject to this Section 5.

(d) Termination of Right of First Refusal. Any other provision of this Section 5 notwithstanding, in the event that the Common Stock is readily tradable on an established securities market when the Recipient desires to transfer Shares, the Company shall have no Right of First Refusal, and the Recipient shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e) Permitted Transfers. This Section 5 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Recipient’s Immediate Family or to a trust established by the Recipient for the benefit of the Recipient and/or one or more members of the Recipient’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Recipient transfers any Shares acquired under this Agreement, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Recipient. For purposes of this Agreement, “Immediate Family” shall include the ancestors, descendants, siblings and spouse of the Recipient.

(f) Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 5, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g) Assignment of Right of First Refusal. The Board of Directors may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 5.

6. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Recipient or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6. This Section 6 shall not apply to Shares registered in the public offering under the Securities Act, and the Recipient or a Transferee shall be subject to this Section 6 only if the directors and officers of the Company are subject to similar arrangements.

7. Adjustments. In the event that there is any change in the Common Stock or corporate structure of the Company as a result of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event, and all or any portion of the purchase right shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding purchase right shall be made as determined by the Committee in accordance with the provisions of Section 4(c) of the Plan in order to prevent dilution or enlargement of purchase rights.

8. Miscellaneous.

(a) The purchase right is issued pursuant to the Plan and is subject to its terms. In the event any of the terms of this purchase right conflict or are inconsistent in any respect with terms of the Plan, the Plan terms shall control. Recipient hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

(b) This Agreement shall not confer on Recipient any right with respect to continuance of employment by or continuance of the relationship with the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Recipient shall have none of the rights of a stockholder with respect to the Shares until such Shares shall have been issued to him or her upon exercise of the purchase right.

(c) The Company shall at all times during the term of the purchase right reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ENTEROMEDICS, INC.

By
Name:	Mark B. Knudson, Ph.D.
Title:	President and CEO

Recipient

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